Exhibit 16.1 under Form N-14

                 FEDERATED SHORT TERM MUNICIPAL TRUST ("STMT")

                                 CERTIFICATION
       The undersigned, Assistant Secretary of STMT, hereby certifies that the following resolution was duly adopted by the Board of Trustees, substantially and materially as follows, and that said resolution has not been amended or rescinded:
on June 7, 2006:

       RESOLVED,    that the Officers of STMT be and they hereby are
                    authorized and directed to prepare and file with the Securities and Exchange Commission a Registration
                    Statement on Form N-14 (and any amendments thereto) regarding the reorganization of Federated Limited
                    Term Municipal Fund, a portfolio of Federated Fixed
                    Income Securities, Inc. and STMT.

       WITNESS the due execution hereof this 18th day of September, 2006.


                                               /s/ Todd P. Zerega
                                               Todd P. Zerega
                                               Assistant Secretary